Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of January 15, 2024 (“Effective Date”), is by and between Mega Matrix Corp., a Delaware Corporation (the “Company”), and Yunheng (Brad) Zhang (the “Employee”).

WHEREAS

(A)	On September 16, 2022, the Company and the Employee entered into an employment agreement (the “Employment Agreement”), pursuant to which the Employee was appointed as chief operating officer of the Company.

(B)	The Company and the Employee desire to terminate the Employment Agreement pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the premises set forth above and intending to be legally bound hereby, the parties hereto agree as follows:

1. Termination. The Company and the Employee hereby terminate the Employment Agreement effective as of the Effective Date hereof (the “Termination”). From the Effective Date, the Company shall have no liability to pay salary to the Employee under the Employment Agreement.

2. Continuing Obligations. Notwithstanding the Termination of the Employment Agreement, the parties hereby agree that the Employee shall remain subject to the covenant not to the Proprietary Information set forth in Section 5 of the Employment Agreement and non-disparagement set forth in Section 12(a) of the Employment Agreement.

3. Consideration. Concurrently with the execution hereof the Company will pay the Employee a one time cash payment in the amount of $nil, less all applicable payroll taxes and deductions, if any.

4. Release. Except for the obligations created by or arising out of this Agreement, the Employee, and all persons for whose conduct said party is legally responsible including, but not limited to, his descendants, heirs, beneficiaries, successors and assigns, and each of them, past or present (collectively the “Employee Parties”) does hereby release, acquit, satisfy and forever discharge the Company, and all persons for whose conduct said party is legally responsible including, but not limited to, its officers, directors, attorneys, insurers, stockholders, subsidiaries, affiliated or related entities, successors, assigns, as the case may be, and each of them, past or present (collectively, the “Employer Parties”), from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys’ fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown (collectively, the “Claims”), which the Employee Parties ever had, now have, or may have had against any of the Employer Parties, for any reason (including, but not limited to, all Claims relating to the Employment Agreement) from the beginning of time up through and including this date. In furtherance of the foregoing, each of the releasing parties irrevocably covenants to refrain from, directly or indirectly, asserting any Claims, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Employer Parties with respect to any of the matters within the scope of the foregoing release.

5. Miscellaneous.

(a)	This Termination Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimile and .pdf copies of signature pages shall be acceptable in the absence of original signature pages.

(b)	This Termination Agreement contains the entire agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained in this Termination Agreement. All negotiations, understandings, conversations, and communications are merged into this Termination Agreement and have no force and effect other than as expressed in the text of this Termination Agreement.

(c)	No alterations, modifications, supplements, changes, amendments, waivers, or termination of this Termination Agreement shall be valid unless in writing and executed by all of the parties. No waiver of any of the provisions of this Termination Agreement shall constitute a waiver of any other provisions. No waiver shall be binding unless it is specific and executed in writing by the party making the waiver. Each party warrants that it has not relied on any promises or representations outside of this Termination Agreement.

(d)	This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day and year first above written.

The Company

Mega Matrix Corp.

/s/ Yucheng Hu
Yucheng Hu, CEO

Employee:

/s/ Yunheng Zhang
Yunheng (Brad) Zhang